UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

TURN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42875	32-0456090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 N. Westlake Blvd., Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 564-4011

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	TTRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2026, the board of directors (the “Board”) of Turn Therapeutics Inc. (the “Company”) enlarged the Board from five to six members and appointed Martin Dewhurst to the Board, effective immediately. Mr. Dewhurst will serve as an independent Class III director until his term of office expires at the annual meeting of the Company’s stockholders in 2028, or until his earlier death, resignation or removal. Mr. Dewhurst will serve as the chair of the compensation committee of the Board.

Biographical information for Mr. Dewhurst is set forth below:

Martin Dewhurst, age 62, has served as advisor to GHO Capital, a healthcare specialist private equity firm since July 2024. Mr. Dewhurst has been a senior advisor since April 2023 to PJT Partners, a global investment and M&A advisory bank. Mr. Dewhurst has also served as a senior advisor to LightRock, a growth capital fund, since April 2023. Mr. Dewhurst also holds various board positions including at Unilabs Ltd. (since September 2025), KOS AI (since June 2025), Cytovation ASA (since February 2025), Distalmotion (since April 2023) and MedGenome (April 2023 through January 2025). Prior to his various advisory and board roles, Mr. Dewhurst was a senior partner with McKinsey & Co., a leading management consulting firm where he served from 1992 through 2023 and co-led the firm’s life sciences practice (2014 to 2021). Mr. Dewhurst earned his undergraduate degree from Magdalen College, University of Oxford, and holds an MBA from INSEAD, where he graduated on the Dean’s List. Mr. Dewhurst’s more than 30 years of global leadership experience in life sciences, with a strong focus on mergers and acquisitions, complemented by senior advisory roles and board positions across leading healthcare and investment firms, make him well qualified to serve as a director.

There are no arrangements or understandings between Mr. Dewhurst and any other person pursuant to which Mr. Dewhurst was selected as a director. There are no family relationships between Mr. Dewhurst and any of the Company’s officers or directors. There are no transactions in which Mr. Dewhurst has an interest that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, Mr. Dewhurst received an initial grant of restricted stock units with a grant date fair value of $100,000 issued under the Company’s 2025 Omnibus Incentive Plan and consistent with its non-employee director compensation program. The restricted stock units will vest on the earlier of (i) the first anniversary of the grant date or (ii) a change of control of the Company. Following the first anniversary of the effective date of the Company’s direct listing, Mr. Dewhurst will be eligible to receive an annual grant of restricted stock units with a grant-date fair value of $70,000.

Item 7.01	Regulation FD Disclosure.

On January 7, 2026, the Company issued a press release announcing the appointment of Mr. Dewhurst to the Board (the “Press Release”). The Press Release is furnished herewith as Exhibit 99.1.

On January 7, 2026, the Company posted an updated investor presentation to its website, which is furnished herewith as Exhibit 99.2.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 7, 2026
99.2	Investor Presentation, dated January 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURN THERAPEUTICS INC.
Date: January 7, 2026

	By:	/s/ Bradley Burnam
	Name:	Bradley Burnam
	Title:	Chief Executive Officer

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